Exhibit 23.0


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on

Forms S-3 (Nos. 33-96004, 333-37229, 333-46243, 333-2672, 333-2674, 333-58799,

333-67733, 333-64069, 333-52601 and 333-75253) and on Forms S-8 (Nos. 333-05705,

333-12551, 333-58801 and 333-60731) filed by Home Properties of New York, Inc.

of our report dated June 18, 1999 of our audit of The Mid-Atlantic Portfolio for the year ended December 31, 1998, which report is included in the accompanying Form 8-K.  We also consent to the reference to our firm under the caption "Experts."





/S/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Rochester, New York
July 27, 1999